Exhibit 10.16
8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

MASTER SERVICE AGREEMENT

NO.: MSA-WRI-21-01 REVISION 0

THIS AGREEMENT is made and entered into by and between the Parties herein designated as “Company” and “Consultant”:

Company:	Westwater Resources, Inc.
Address:	6950 S. Potomac St., Suite #300
Centennial, Colorado 80112

Consultant:	Samuel Engineering, Inc.
Address:	8450 East Crescent Parkway, Suite 200
Greenwood Village, Colorado 80111

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, and the specifications and special provisions set forth in the exhibits attached hereto and made a part hereof, the Parties hereto mutually agree as follows:

1.0AGREEMENT AND TERM

1.1

Nature of Services. The Company hereby engages the Consultant to perform various engineering support and consulting services. The Company and Consultant are singularly referred to as “Party” and collectively as the “Parties.” This Agreement shall control and govern all Services performed by Consultant for Company under all Service Orders except, and then only to the extent such a Service Order, signed by both Parties, specifically amends the terms of this Agreement. No waiver by Company of any of the terms, provisions or conditions hereof shall be effective unless said waiver shall be in writing and signed by an authorized officer or principal of Company.

1.2Term.This Agreement shall remain in force and effect, until canceled by either Party by giving the other Party thirty (30) day notice in writing at the respective address of either Party.

1.3

Service Orders. Each Service Order, substantially in the form of Exhibit D referencing this Master Service Agreement number, which will be amended from time-to-time, shall be governed by and subject to the terms of this Agreement and shall be executed by duly authorized representatives of both Company and Consultant to signify mutual acceptance and incorporation of the Service Order

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

detailing the Services to be performed under this Agreement. This Agreement shall control in the event of any ambiguity, conflict or inconsistency between this Agreement and the Service Order.

1.4

Termination or Suspension for Cause. Either Company or Consultant may terminate any Service Order under which the other Party is in material default in the performance of its terms or conditions. A termination of any one Service Order will not result in the termination of any other Service Order pending under this Agreement which is not in default. No termination of a Service Order for default shall become effective until ten (10) days after written notice (“Terminating Notice”) specifying in reasonable detail the nature of the material default and further stating that if such default is not cured within that 10-day period, the Service Order will terminate for cause. If the default specified in such notice is cured within that 10-day period, the Service Order shall remain in effect. In addition, if the default is non-payment by the Company of any undisputed amount due Consultant under the Service Order, and such default continues for more than five (5) business days after written notice of such non-payment is given, Consultant may immediately upon written notice (“Suspension Notice”), suspend performance of the Service Order without liability to Company for any loss arising from the suspension of Services. If Company cures the delinquent payment(s), Consultant shall have a maximum period of five (5) business days following the cure within which to reinstate its performance. At any time during which its performance is so suspended the Consultant may also issue a Terminating Notice.

1.5

Suspension. Company may, without cause, order Consultant in writing, to suspend performance of any Service Order, in whole or in part, for such period of time as Company may determine. Company shall not be liable for the cost of any unauthorized Services performed by Consultant during any such period of suspension, and Consultant shall not place further orders or enter into further subcontracts for materials, equipment or services relating to the suspended Service Order. Company shall compensate Consultant for the direct and associated indirect costs incurred by Consultant in the performance of the Service Order prior to suspension, plus any direct and indirect costs for re-starting when the suspension is lifted. After a period of 90 days, the Consultant may request the Company to terminate the Service Order without cause.

1.6

Termination without Cause. Company may, without cause, order Consultant in writing, to stop work of any Service Order Company shall compensate Consultant for the direct and associated indirect costs incurred by Consultant in the performance of the Service Order prior to termination together with any costs reasonably and prudently incurred by Consultant incidental to termination. In

Samuel Engineering, Inc.
Master Service Agreement	Page 2 of 18

8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

no event shall the termination costs include unabsorbed overhead or any allowance for unrealized profit on the terminated portion of the Service Order.

2.0INDEPENDENT RELATIONSHIP

2.1

In the performance of any Services by Consultant for Company, Consultant shall be deemed to be an Independent Consultant, with the authority and right to direct and control all of the details of its provided Services, Company being interested only in the results obtained. However, all Services shall meet the approval of Company and shall be subject to the general right of inspection. Any suggestions, advice or directions given by Company or its employees to Consultant or its employees shall in no way establish or be evidence of an intent to create a master and servant or principal and agent relationship between Company and Consultant. Furthermore, Consultant is not the Company’s Agent, and may not act on the Company’s behalf.

2.2

Non-Hiring. During the term of this agreement and for a period of one year after, Company agrees not to induce or attempt to induce any employee of Consultant to terminate their employment with Consultant or to enter into any employment or business relationship with Company. Breach of this provision by Company will result in an immediate and automatic liability by Company to Consultant, payable within 20 days of the breach. The sole recovery payment from Company to Consultant for this breach shall be an amount equal to one year of Consultant revenue attributable to the employee’s work at the employee’s billing rate.

3.0	INSURANCE

At any and all times during the term of this Agreement, Consultant shall maintain, with an insurance company or companies authorized to do business in the state where the Service is to be performed, insurance coverages of the kind, in the minimum amounts, and under the terms required by Company on the Required Limits of Insurance attached hereto, marked Exhibit “A,” and shall provide evidence of such insurance coverage by furnishing to Company a Certificate of Insurance.

4.0	COMPENSATION
4.1

Compensation. The compensation due Consultant shall be as specified on the Consultant’s Reimbursable Cost Schedule attached hereto as Exhibit “C.” Consultant’s Reimbursable Cost Schedule shall be subject to annual review and appropriate adjustments by Consultant. For clarity, the annual review will occur in December of each year. Adjustments to said Exhibit “C,” if any, shall be transmitted to Company in writing. Unless otherwise expressly agreed in each

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

specific Service Order, the applicable rates and markups shall then apply to all Services performed under each Service Order which Consultant is currently engaged.

4.2

Payment. Consultant shall prepare and submit invoices to Company at intervals of once per calendar month, indicating the compensation and other amounts due hereunder. Company will notify Consultant regarding any disputed amounts within 10 days of invoice date. Company agrees to pay Consultant all undisputed invoices within 30 days from the invoice date.

5.0INDEMNITY

5.1

It is agreed by both Company and Consultant that certain responsibilities and liabilities for personal injuries, bodily injuries, death and property damage arising out of the performance of this Agreement should be allocated between them in order to avoid protracted litigation. Such sums shall be allocated between Company and Consultant, along with the associated legal expenses, and insurance may be arranged by each Party as necessary to protect them against these exposures to loss. The following sets out the specifics of the agreements between Company and Consultant as to the allocation of the responsibilities and liabilities. The provisions of this Article shall survive termination of this Agreement for all claims for which written notice is given within one (1) year following the termination of this Agreement.

5.2

Consultant agrees to protect, defend, indemnify and hold harmless Company, its officers, directors, managers, employees or invitees from and against any and all claims, demands and causes of action of every kind and character, on account of bodily injury, death, personal injury, or damage to tangible property, or otherwise, arising out of the performance by Consultant or by any of Consultant’s officers, managers, employees, subcontractors or invitees of the Services hereunder, or arising out of any errors or omissions by Consultant or by any of Consultant’s directors, officers, managers, employees, subcontractors or invitees; provided, Consultant shall have no liability for any loss or damage to the extent arising from the negligence of Company, its employees or agents.

5.3

Company agrees to protect, defend, indemnify and hold harmless Consultant, its officers, directors, managers, employees or invitees from and against any and all claims, demands and causes of action of every kind and character, on account of bodily injury, death, personal injury, or damage to tangible property, or otherwise, arising out of the acts or omissions of Company or of Company’s directors, officers, managers, employees, subcontractors or invitees, provided, Company shall not be liable to Consultant for any loss or damage to the extent arising from the gross negligence or willful act or omission of Consultant, it’s employees or agents.

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

5.4

Neither Party shall have any liability to the other hereunder, or related to this Agreement, or its performance, for consequential, indirect, punitive or exemplary damages, whether brought on an action for breach of contract warranty, tort (including negligence), strict liability, statutory liability, common law (whether legal or equitable), or otherwise, and irrespective of whether caused or allegedly caused by either Party’s negligence.

5.5

Consultant represents and warrants that it shall indemnify and hold Company harmless from and defend against claims, damages and losses arising from or in any manner related to an infringement of patents or the improper use of other proprietary rights, which may occur in connection with Consultant’s performance of its Services pursuant to this Agreement. Notwithstanding the foregoing, Consultant is not liable to Company under this patent indemnification for claims of infringement or improper appropriation resulting from the use of designs that are not developed or proposed by Consultant, and/or are specifically mandated by Company. Consultant represents and warrants that it shall notify Company in writing within 24 hours of Consultant becoming aware of any infringement of patents or improper use of other proprietary rights, including the potential for such.

5.6

Company shall indemnify and hold harmless Consultant from and against any loss, damage, expense or liability (including court costs, reasonable attorney's fees and the time and expense incurred in producing documents or serving as a witness) that may result from an infringement of any Intellectual Property Rights arising from:

(a)	Consultant's adherence to Company's specifications, except where an authorized officer of Consultant had actual knowledge of the infringement.
(b)	The modification of or combination of such Consultant’s Services with products or services not furnished by Consultant, or
(c)

The disclosure to Consultant or any of its officers, employees, agents or affiliates, by Company or its officers, agents or employees, of any confidential or proprietary information of a third Party without the permission of that third Party.

5.7	Consultant’s maximum liability to Company shall be limited to the lesser of one of the following provisions as applicable:
(a)	the applicable insurance coverage limit specified in Exhibit “A” attached hereto, where insurance coverage is provided by Consultant to protect

Samuel Engineering, Inc.
Master Service Agreement	Page 5 of 18

8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

itself against such liability; provided, Consultant will be responsible for any deductibles in the amounts paid under that insurance coverage;

(b)	the specified total value of the Service Order, in the performance of which such liability arose, for damages arising from breach of contract, or from causes other than those listed in clause 5.6.

Notwithstanding the above, the Consultant’s liability shall be strictly limited to the re-performance of its Services only.

5.8

Each Party shall notify the other Party immediately of any claim, demand, or suit that may be presented to or served upon it by any Party arising out of or as a result of performed pursuant hereto, affording such other Party full opportunity to assume the defense of such claim, demand or suit and to protect itself under the obligations of this indemnity section of the Agreement. Each Party covenants and agrees to support this indemnity agreement by available liability insurance coverage.

5.9

In the event that this Agreement is subject to the indemnity limitations of any applicable State law, and so long as that law is in force, then it is agreed that the above obligations to indemnify are limited to the extent allowed by law.

6.0NON-DISCLOSURE

6.1

Consultant recognizes and acknowledges that the Company’s proprietary or confidential information relating to the projects for which Consultant may provide Services hereunder, including, but not limited to, financial information and information pertaining to the Company’s prospects, operations, business plans, practices and projects used by the Company in its business or developed by Consultant in performing its Services under this Agreement (hereafter “Confidential Information”) are valuable and unique assets of the Company. Consultant will not disclose Confidential Information to any person, other than its employees and other retained parties on a need-to-know basis only. The restraint period of three (3) years shall apply.

6.2

In an equal manner, Company will not disclose Consultant’s “Confidential Information” to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever without the prior written consent or authorization of Consultant, during the full term of this Agreement and for a period of three (3) years after the expiration or termination of this Agreement. Documents governed by this agreement include, but are not limited to, drawings, calculations, specifications, billing rates, etc.

Documents not governed by this agreement include Feasibility Report.

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

6.3	The above non-disclosure provisions shall not apply to any proprietary or confidential information, which was:
(a)

in the lawful possession of the receiving Party prior to its disclosure by the disclosing Party under this Agreement, unless disclosed to the receiving Party by the disclosing Party under a prior or different agreement if that prior or different agreement was still in effect on the date of that disclosure.

(b)	disclosed to the receiving Party by an unrelated third party owing no obligation of confidence or restricted use to either Company or Consultant.
(c)	in the public domain, or at any time becomes part of the public domain, through no act or omission of the receiving Party.
(d)	Additional requirements included in the attached Confidentiality Agreement incorporated into this Agreement as Exhibit “E.”
6.4

Any Company disclosure or use of any documents or other information, prepared for Company by Consultant, for any purpose or application other than the purpose or application for which it was prepared, without Consultant’s prior consent, shall be at Company’s sole and exclusive risk and liability.

7.0	STANDARD OF CARE
7.1

Consultant shall perform its Services in a manner consistent with that level of care and skill ordinarily exercised by other members of the engineering profession currently practicing under similar conditions, schedule and cost. Consultant’s Services and the Services products thereof shall comply with applicable laws, codes, rules and regulations, including all environmental, safety and health laws applicable thereto which are in effect at the time Services are performed.

7.2

At any time while Consultant is performing its Services, or during the one (1) year period following their completion or termination, whichever is earlier, and upon the written request of Company given within thirty (30) days following Company’s discovery of any failure of any of Consultant’s Services to conform to the foregoing standard of care, Consultant shall re-perform the specific parts of its technical Services and re-furnish its affected Services products that do not conform.  Consultant shall not be responsible for the cost of any construction rework or replacement.  No other representation, guarantee, or warranty, expressed or implied, is intended in or by this Agreement.

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

7.3

Warranties for machinery, other equipment and other materials procured and furnished by Consultant that are purchased in its name hereunder for Company shall be limited to those warranties provided by the manufacturers or suppliers of such machinery, equipment and materials.

7.4

Consultant and its personnel or representatives have no authority to exercise any control over any construction contractor or other entity or their employees in connection with their work or any health or safety precautions and have no duty for inspecting, noting, observing, correcting, or reporting on health and safety deficiencies of the construction contractor(s) or other entity or any other persons on site except for Consultants own personnel.

7.5

Consultant neither guarantees the performance of the construction contractor(s) nor assumes responsibility for construction contractor’s failure to perform work in accordance with the construction documents. For this Agreement only, project sites include places of manufacture for materials incorporated into construction work, and construction contractor(s) include manufacturers of materials incorporated into construction work. In addition, project sites include any Company related location where the Consultant may travel as a requirement of performing the Services contracted.

8.0TAXES AND CLAIMS

8.1	Consultant agrees to pay all taxes, licenses, and fees levied or assessed on Consultant in connection with or incidental to the performance of the Agreement by any governmental agency.
8.2

Consultant agrees to pay all claims for labor, materials, Services, and supplies furnished by Consultant that are purchased in its name hereunder and agrees to allow no lien or charge to be fixed upon property of Company. Consultant agrees to indemnify, protect, defend and hold harmless Company from and against all such claims or indebtedness incurred by Consultant in connection with the Services as provided hereunder. It is agreed that Company shall have the right to pay any such claims or indebtedness out of any money due or to become due to Consultant hereunder.

Indemnification only applicable to the degree that the Services to be provided by Samuel requirng Samuel to secure labor, materials or supplies.

9.0AUDIT

Company shall have the right for a period of one (1) year after receipt of Consultant’s final invoice for work associated with each Service Order, to audit Consultant’s books

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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

and records relating to invoices issued to Company and all invoiced expenses incurred pursuant to this Agreement (excluding established or standard allowances and rates), with such audit conducted at Consultant’s offices, during normal business hours and upon reasonable notice from Company and at Company’s sole cost and expense.

10.0MISCELLANEOUS

10.1Laws to be Observed and Controlling Law. Consultant shall comply with all federal, state, and local laws, ordinances, and regulations affecting the Services to be performed under this Agreement. This Agreement shall be construed in accordance with the laws of the State of Colorado without regard to choose of law principles.

10.2Change In Law.The Consultant will be reimbursed by the Company for any changes that affect the Consultant’s billing rates listed in Exhibit “C,” as a result of any change in laws that go into effect after the effective date of the signing of this Agreement.

10.3No Authority to Bind Company.Consultant understands and agrees that Consultant has no authority, and shall not represent that it has authority, to bind Company to any contract, agreement or similar obligations, unless such delegation is expressly included in any Service Order and signed by both Parties.

10.4Force Majeure.Neither Party shall be in default in the performance of its obligations under this Agreement to the extent that performance is delayed or prevented by any cause or circumstance that is beyond the reasonable control of the affected Party, and that could not have been reasonably foreseen or prevented by the Party (such a cause or circumstance being a “force majeure”). If either Party encounters a force majeure, it shall so notify the other Party within 72 hours of its occurrence. The Party encountering the force majeure shall exercise such due diligence as is reasonable under the circumstances to remedy any delay in the performance of its obligations under this Agreement caused by the force majeure, and to perform its obligations under this Agreement to the full extent unaffected by the force majeure.

10.5Mediation and Arbitration.Any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation of it shall be settled by mediation as a first step. Should mediation fail to produce a resolution, the second step to dispute resolution shall be by arbitration in accordance with the rules of the American Arbitration Association then existing, and judgment of the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Any and all decisions of arbitration shall be binding upon all Parties and their respective successors and

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

assigns. The location of any arbitration proceedings shall be Denver, Colorado, unless the Company and Consultant mutually consent to an alternate location.

10.6Legal Fees and Costs.In the event of a dispute between the Parties under this Agreement, each Party shall bear its own legal fees and related costs including attorney’s fees incurred, over and above any preceding liability limitation.

10.7Agreement. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assignees of Parties.

11.0DEFINED TERMS

The following are defined terms under this agreement for all purposes:

Intellectual Property: means copyrights, patent rights, trade secrets, database rights and other intellectual property rights embodied in (i) all records, reports, data, and other information provided, (ii) all copyrightable subject matter, and all copies of any of the foregoing and notes related thereto, prepared, generated, researched, developed, compiled, or acquired by Consultant from any source whatsoever in connection with performance of the Services from, on the basis of or incorporation such Company-provided records, reports, data or other information, and (iii)designs, drawings, plans, sketches, specifications, tracings, flow diagrams, equipment lists, indexes, evaluations, calculations, data books, schedules, operating instructions, data sheets and requisitions required to be delivered to Company under this agreement.

Service: means the services and deliverables to be provided by Consultant to Company as described in the applicable Service Order as set forth in EXHIBIT D.

Service Order: means a written service order that describes with particularity the Goods and Services that Consultant is to provide Company as set forth in EXHIBIT D.

12.0EXHIBITS

The following Exhibits are attached hereto and are made a part of this Agreement for all purposes:

Exhibit A --- Required Limits of Insurance

Exhibit B --- Consultant’s Certificates of Insurance

Exhibit C --- Consultant’s Rate Sheet – NOT USED

Exhibit D --- Form of Service Order to the Master Services Agreement.

Samuel Engineering, Inc.
Master Service Agreement	Page 10 of 18

8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement upon the date shown in several counterparts, each of which shall be considered as an original.

CONSULTANT: Samuel Engineering, Inc.		COMPANY: Westwater Resources, Inc.

By:	Rob Williams	By:	Christopher M. Jones

Signature:		Signature:
Title:	Chief Operations Officer	Title:	President and CEO
Date:		Date:

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

EXHIBIT A

REQUIRED LIMITS OF INSURANCE

MASTER SERVICES AGREEMENT NO. MSA-WRI-21-01

This outlines the required insurance coverage and limits referred to in Section 3 of the Master Services Agreement:

Coverage	Limit of Liability
(a) Worker’s Compensation	Statutory Requirements
(b) Employer’s Liability	$1,000,000 each accident/Bodily Injury by Accident
$1,000,000 each employee/Bodily Injury by Disease
$1,000,000 policy limit/Bodily Injury by Disease
(c) Commercial General Liability	$1,000,000 Each Occurrence
$2,000,000 General Aggregate
(d) Auto Liability covering all autos used in the Services	$1,000,000 Each Accident
(e) Property/Equipment	to cover its value
(f) Professional & Pollution Liability (Errors and Omissions) (g) Umbrella Liability	$2,000,000 Each Occurrence $2,000,000 General Aggregate $5,000,000 Each Occurrence $5,000,000 General Aggregate

Required Endorsements
Commercial General Liability:	Additional Insured
Auto Liability:	Additional Insured
Professional Liability	With no waiver of subrogation and no additional insured status

Note: Company will be named as an additional insured with respect to the Consultant’s liabilities hereunder in insurance coverages identified in items (c) and (d). The Consultant waives its rights of recovery under subrogation against the Company as to said policies.

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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

EXHIBIT B

CONSULTANT’S CERTIFICATES OF INSURANCE

MASTER SERVICE AGREEMENT NO. MSA-WRI-21-01

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

EXHIBIT C

CONSULTANT’S REIMBURSABLE COST SCHEDULE

FOR HOME OFFICE SERVICES

MASTER SERVICES AGREEMENT NO. MSA-WRI-21-01

NOT USED – See Service Order Exhibit D

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

EXHIBIT D

SERVICE ORDER No. 01

PROJECT No. 20244-01

AGREEMENT REFERENCE.

This Work Order (a) is dated as of the 22 day of January, 2021, and (b) is entered into pursuant to that certain Master Service Agreement, dated as of January 22, 2021, by and between Westwater Resources, Inc. (“Company”) and Samuel Engineering, Inc.(“Consultant”) (the “Agreement”).

AUTHORIZED REPRESENTATIVES.

Company:	Christopher M. Jones
6950 S. Potomac St., Suite #300
Centennial, Colorado 80112
Telephone: (303) 531-0470
Email: cjones@westwaterresources.net

Consultant:	Rob Williams, COO
8450 E. Crescent Pkwy, STE 200
Greenwood Village, CO 80111
Telephone: (303) 714-4840
Email: rwilliams@samuelengineering.com

FACILITY AND FACILITY SITE.

Coosa Graphite Bankable Feasibility Study (BFS) located in western Coosa County, east-central Alabama.

SCOPE OF WORK.

Work.  See Attachment D-1

Company Provided Documents.

Preliminary Economic Assessment dated November 27, 2015

Product Technical Data Sheets related to Westwater’s Batteries Rev 4 dated 9-2018

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

SCHEDULE OF WORK.

Commencement Date.  January 25, 2021

Completion No Later Than last week of June 2021

FINAL DELIVERABLE DOCUMENTS.

Bankable Feasibility Study Report per Attachment D-1

Process Design Criteria

10 Flowsheets

Process Design Model and Balances

Purification and Advanced Processes Production Plan

Purification and Advanced Processes Operating Cost

Process Area 3D Model and General Arrangements

Engineering Design Basis/Criteria

Mechanical Equipment Duty Specifications and Budget Quotes – 26 total

Electrical Equipment Duty Specifications and Budget Quotes – 7 total

Equipment Lists

Electrical Single Line Drawings – 3 total

Electrical Load List

Electrical Room Layout Plan

Network Architecture Diagram

Capital Cost Estimate – AACE Class 2

Piping and Instrumentation Diagrams – 13 by Samuel and 20 by Vendor

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

KEY PERSONNEL.

Ivor Alexander

Mark Erickson

Doug Aho

Al Edmonstone

Dave Weber

Rick Morris

APPROVED SUBCONTRACTORS. (If Applicable)

None

COMPENSATION.

Work Order Estimated Price. $485,752.00

See Attachment D-1 for additional breakdown of Estimated Services

Main Feasibility Study Effort (original estimate)	$358,681
Cost to Obtain Firm Pricing for Major Equipment	$36,016
Cost for Preliminary P&ID’s and Associated Deliverables to support the Capex (piping MTO, Instrument Index, I/O list, etc)	$91,055
Total	$485,752

Invoicing.

Contractor shall invoice Company monthly for the prior month’s progress.  Invoices shall be submitted to:

Westwater Resources, Inc.

6950 South Potomac Street

Suite 300

Centennial,  CO  80112

Billing Attn: Jill Orr (jorr@westwaterresources.net) and

Colin Brown cbrown@westwaterresources.net)

Samuel Engineering, Inc.
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8450 E Crescent Pkwy, Ste 200
Greenwood Village, CO 80111
Ofc: (303) 714-4840
Fax: (303) 714-4800

EFFECT OF THIS WORK ORDER.

Except as supplemented by this Work Order, the Agreement shall remain and continue in full force and effect.

The Parties have executed and delivered this Work Order as of the date set forth on the first page hereof.  This Work Order may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement.  A signature page in “PDF” format or electronic signature to this Work Order shall be deemed an original and binding upon the Party against which enforcement is sought.

Company: Westwater Resources, Inc.	Consultant: Samuel Engineering, Inc.

By:	By:

Name: Christopher M. Jones	Name: Rob Williams

Title: President and CEO	Title: Chief Operations Officer

Samuel Engineering, Inc.
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